SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 12, 2024

Charter Communications, Inc.
CCO Holdings, LLC

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

001-33664	84-1496755
001-37789	86-1067239
(Commission File Number)	(I.R.S. Employer Identification Number)

400 Washington Blvd.
Stamford, Connecticut 06902
(Address of principal executive offices, including zip code)

(203) 905-7801
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $.001 Par Value	CHTR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Agreement and Plan of Merger

On November 12, 2024, Charter Communications, Inc., a Delaware corporation (“Charter”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among Charter, Liberty Broadband Corporation, a Delaware corporation (“Liberty Broadband”), Fusion Merger Sub 1, LLC, a single member Delaware limited liability company and a wholly owned subsidiary of Charter (“Merger LLC”), and Fusion Merger Sub 2, Inc., a Delaware corporation and a wholly owned subsidiary of Merger LLC (“Merger Sub”).  The Merger Agreement provides for, among other things and subject to the satisfaction or waiver of certain specified conditions set forth therein, (i) the merger of Merger Sub with and into Liberty Broadband (the “Merger”), with Liberty Broadband surviving the Merger as a wholly owned subsidiary of Merger LLC, and (ii) immediately following the Merger, the merger of Liberty Broadband (as the surviving corporation in the Merger) with and into Merger LLC (the “Upstream Merger”, and together with the Merger, the “Combination”), with Merger LLC surviving the Upstream Merger as a wholly owned subsidiary of Charter.

Merger Consideration; Treatment of Equity Awards

Pursuant to the Merger Agreement:

•
effective as of the effective time of the Merger (the “Effective Time”), each share of (i) Series A common stock, par value $0.01 per share (“LBRDA”), (ii) Series B common stock, par value $0.01 per share (“LBRDB”), and (iii) Series C common stock, par value $0.01 per share (“LBRDK”), of Liberty Broadband (collectively, the “LBRD Common Stock”) issued and outstanding immediately prior to the Effective Time (except for shares held by Liberty Broadband as treasury stock or held by any wholly owned subsidiaries of Liberty Broadband, shares owned by Charter or any of its wholly owned subsidiaries or shares of LBRDB held by any person who is entitled to demand and properly demands appraisal of such shares in accordance with, and who complies in all respects with, Section 262 of the General Corporation Law of the State of Delaware) will automatically be converted into and become the right to receive 0.236 of a validly issued, fully paid and nonassessable share of Class A common stock, par value $0.001 per share, of Charter (the “Charter Common Stock”), plus cash (without interest) in lieu of any fractional shares subject to the terms and conditions set forth in the Merger Agreement (the “Common Consideration”);

•
effective as of the Effective Time, each share of Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share, of Liberty Broadband (the “LBRD Preferred Stock”) issued and outstanding immediately prior to the Effective Time (except for shares held by Liberty Broadband as treasury stock or held by any wholly owned subsidiaries of Liberty Broadband or shares owned by Charter or any of its wholly owned subsidiaries) will automatically be converted into and become the right to receive one validly issued, fully paid and nonassessable share of Series A Cumulative Redeemable Preferred Stock, par value $0.001 per share (the “Charter Preferred Stock”), of Charter (the “Preferred Consideration” and together with the Common Consideration, the “Merger Consideration”). The Charter Preferred Stock will have substantially identical terms to the LBRD Preferred Stock, including a mandatory redemption date of March 8, 2039;

•
effective as of the Effective Time, each stock option with respect to shares of LBRD Common Stock issued and outstanding immediately prior to the Effective Time will automatically be converted into the right to receive a number of validly issued, fully paid and nonassessable shares of Charter Common Stock (rounded down to the nearest whole share) equal to the quotient of (i) the product of (x) the excess, if any, of the Merger Consideration Value (as defined in the Merger Agreement) over the per share exercise price of such stock option multiplied by (y) the number of shares of LBRD Common Stock subject to such stock option immediately prior to the Effective Time, divided by (ii) the Parent Closing Price (as defined in the Merger Agreement), less applicable tax withholdings; and

•
effective as of ten (10) Business Days prior to the Effective Time (or such other date on or around that time as may be determined by the Liberty Broadband Board (as defined below) (or authorized committee thereof)) each restricted stock award and restricted stock unit award (excluding restricted stock unit awards held by GCI employees) with respect to shares of LBRD Common Stock that is outstanding as of such time, will automatically accelerate and become fully vested (in the case of restricted stock unit awards, with applicable performance goals in respect of performance periods that are incomplete at such time, if any, being deemed satisfied at 100% of target) and all shares of LBRD Common Stock subject to such award, less applicable tax withholdings, that are outstanding as of the Effective Time shall be treated as outstanding shares of Company Common Stock in the Merger and entitled to the Common Consideration.

Assuming a closing of the Combination on November 12, 2024, (i) former holders of the LBRD Common Stock would own in the aggregate shares of Charter Common Stock representing approximately 23.0% of the total number of outstanding shares of Charter Common Stock (including common units of Charter Communications Holdings, LLC (“Charter Holdings”) held by A/N (as defined below) on an as-if-exchanged basis), (ii) former holders of the LBRD Preferred Stock would own in the aggregate all outstanding shares of Charter Preferred Stock with a redemption value of $180 million and (iii) former holders of LBRD Common Stock and LBRD Preferred Stock would own, in the aggregate, approximately 24.2% of the voting power of Charter (including common units of Charter Holdings held by A/N on an as-if-exchanged basis). The foregoing percentages are based on approximately 158.7 million shares of Charter Common Stock (including common units of Charter Holdings held by A/N on an as-if-exchanged basis), approximately 142.8 million shares of LBRD Common Stock and 7.2 million shares of LBRD Preferred Stock, in each case outstanding as of November 12, 2024.

Closing Conditions

The closing of the Combination is subject to certain mutual conditions, including (i) the adoption of the Merger Agreement by the affirmative vote of holders of a majority of the aggregate voting power of the outstanding shares of LBRDA, LBRDB, and LBRD Preferred Stock entitled to vote thereon, voting together as a single class; (ii) the adoption of the Merger Agreement by the affirmative vote of holders of a majority of the aggregate voting power of the outstanding shares of LBRDA, LBRDB and LBRD Preferred Stock entitled to vote thereon not owned by Dr. John C. Malone and certain other persons, voting together as a single class (i.e., a majority of the unaffiliated vote) (which condition may not be waived) (collectively with the approval contemplated by clause (i), the “LBRD Requisite Approvals”); (iii) the approval of the issuance of shares of Charter Common Stock and Charter Preferred Stock under the Merger Agreement by the affirmative vote of holders of a majority of the votes cast by the holders of Charter Common Stock (including common units of Charter Holdings held by A/N on an as-if-exchanged basis); (iv) the approval of the Merger Agreement and the transactions contemplated thereby by the affirmative vote of holders of a majority of the aggregate voting power of the outstanding shares of Charter Common Stock (including common units of Charter Holdings held by A/N on an as-if-exchanged basis) entitled to vote thereon not owned by Liberty Broadband and certain other persons, voting together as a single class (i.e., a majority of the unaffiliated vote) (which condition may not be waived) (collectively with the approval contemplated by clause (iii), the “Charter Requisite Approvals”); (v) to the extent applicable, any waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and any commitments by the parties not to close before a certain date under a timing agreement entered into with a governmental authority, in each case, in respect of the Combination or the conversion of the Company Capital Stock pursuant to the Merger Agreement shall have expired or early termination thereof shall have been granted; (vi) the absence of any order or law that enjoins or otherwise prohibits the closing of the Combination or any of the other transactions contemplated by the Merger Agreement and related transaction documents; and (vii) the approval for listing of the shares of Charter Common Stock and Charter Preferred Stock to be issued as Merger Consideration on The Nasdaq Stock Market LLC and the effectiveness under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form S-4 with respect to the Merger Consideration shares to be issued.

The respective obligation of each party to consummate the Combination is also conditioned upon (i) the delivery of an opinion from such party’s tax counsel to the effect that the Combination will qualify as a “reorganization” for U.S. federal income tax purposes, (ii) the other party’s representations and warranties being true and correct (subject to certain materiality and material adverse effect qualifications), and (iii) the other party having performed in all material respects its obligations under the Merger Agreement.  Additionally, the obligation of Charter to consummate the Combination is conditioned upon the completion of the GCI Divestiture (as defined below).

Representations, Warranties and Covenants

The Merger Agreement includes certain representations, warranties and covenants of Liberty Broadband, Charter, Merger Sub and Merger LLC, including, among other things, covenants by Liberty Broadband to conduct its business in the ordinary course in all material respects and use commercially reasonable efforts to preserve intact its business organization, goodwill and relationships with third parties, during the period between the execution of the Merger Agreement and the earlier of the Effective Time and the termination of the Merger Agreement in accordance with its terms, subject to certain exceptions, and covenants by Liberty Broadband and Charter to use reasonable best efforts to cause the Combination to be consummated.

The Merger Agreement also requires Liberty Broadband to take certain actions during the pendency of the proposed transaction to divest the business of GCI, LLC and its subsidiaries (the “GCI Divestiture”) by way of a spin-off to Liberty Broadband’s stockholders in accordance with the terms and conditions set forth in the Merger Agreement, including the Separation Principles (as defined in the Merger Agreement). Charter has agreed to bear the tax liabilities resulting from the GCI Divestiture. To the extent that the cash tax liabilities exceed $420 million, GCI must pay Charter for 100% of the tax benefit arising from the additional tax gain corresponding to any cash tax payable in excess of $420 million under a tax receivables agreement to be entered into by Liberty Broadband, GCI and Charter.

In addition, each of Liberty Broadband and Charter has agreed to non-solicitation obligations with respect to any third-party acquisition proposals and has agreed to certain restrictions on its and its representatives’ ability to respond to any such proposals. The Board of Directors of Liberty Broadband (the “Liberty Broadband Board”) has agreed to recommend that its stockholders vote in favor of the adoption of the Merger Agreement, subject to the right to change its recommendation in response to a Superior Company Proposal or a Company Intervening Event (each as defined in the Merger Agreement), in each case if the Liberty Broadband Board determines in good faith and after consultation with its legal and financial advisors that a failure to change its recommendation would be inconsistent with its fiduciary duties.  In the event that the Liberty Broadband Board changes its recommendation, Charter has the right to terminate the Merger Agreement. The Board of Directors of Charter (the “Charter Board”) has also agreed to recommend that Charter’s stockholders vote in favor of the approval of the stock issuance and the Merger Agreement and the transactions contemplated thereby, subject to the right of the Charter Board (acting at the recommendation of the Charter Special Committee (as defined below)) or the Charter Special Committee to change its recommendation in response to a Superior Parent Proposal or a Parent Intervening Event (each as defined in the Merger Agreement), in each case, subject to the terms and conditions set forth in the Merger Agreement and if the Charter Board (acting at the recommendation of the Charter Special Committee) or the Charter Special Committee determines in good faith and after consultation with its legal and financial advisors that a failure to change its recommendation would be inconsistent with its fiduciary duties.  In the event that the Charter Special Committee or the Charter Board changes its recommendation, Liberty Broadband has the right to terminate the Merger Agreement.

Termination

The Merger Agreement includes termination provisions in favor of both Liberty Broadband and Charter and provides that, (i) in connection with a termination of the Merger Agreement under specified circumstances, including Charter’s termination of the Merger Agreement following a change of recommendation of the Liberty Broadband Board, but prior to the receipt of the LBRD Requisite Approvals, Liberty Broadband will be required to pay Charter a termination fee of $460 million and (ii) in connection with a termination of the Merger Agreement under specified circumstances, including Liberty Broadband’s termination of the Merger Agreement following a change of recommendation of the Charter Special Committee or the Charter Board, but prior to the receipt of the Charter Requisite Approvals, Charter will be required to pay Liberty Broadband a termination fee of $460 million.

In addition, either Liberty Broadband or Charter may terminate the Merger Agreement (i) if the Combination has not been consummated by August 31, 2027, (ii) upon the issuance by a court or other governmental authority of an order or the taking of any other action permanently restraining, enjoining or otherwise prohibiting the Combination or the other transactions contemplated by the Merger Agreement or the other transaction documents, which order or action is final and non-appealable, (iii) if the LBRD Requisite Approvals are not obtained at a stockholders’ meeting (or at any adjournment or postponement of such meeting) called for the purpose of adopting the Merger Agreement, (iv) if the Charter Requisite Approvals are not obtained at a stockholders’ meeting (or at any adjournment or postponement of such meeting) called for the purpose of approving the stock issuance and the Merger Agreement and the transactions contemplated thereby or (v) if the other party has breached any representation, warranty or covenant causing the failure of a closing condition (subject to a cure period).

Approval and Recommendation

Based on the unanimous recommendation of a special committee of the Charter Board (the “Charter Special Committee”) consisting solely of independent and disinterested directors of Charter, to which the Charter Board had delegated exclusive authority to consider, negotiate and evaluate the Merger Agreement and the transactions contemplated thereby (including, without limitation, the Voting Agreements (as defined below), the Stockholders and Letter Agreement Amendment (as defined below) and the transactions contemplated thereby, as described below), the Charter Board unanimously approved the Merger Agreement and the transactions contemplated thereby and resolved to recommend that the Charter stockholders vote in favor of the approval of the stock issuance and the Merger Agreement and the transactions contemplated thereby, subject to certain exceptions set forth in the Merger Agreement. The Liberty Broadband Board has unanimously approved the Merger Agreement, the other transaction documents and the transactions contemplated thereby, including the Merger, and recommended that the holders of shares of LBRDA, LBRDB and LBRD Preferred Stock entitled to vote thereon (including the unaffiliated stockholders) adopt the Merger Agreement, subject to certain exceptions set forth in the Merger Agreement.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the Merger Agreement, which is attached as Exhibit 2.1 hereto and incorporated herein by reference.

The Merger Agreement and the above description have been included to provide investors and security holders with information regarding the terms of the Merger Agreement and the Combination. It is not intended to provide any other factual information about Charter, Liberty Broadband or their respective subsidiaries or affiliates, including Merger LLC and Merger Sub, or equityholders. The representations, warranties and covenants set forth in the Merger Agreement were made only for the purposes of that agreement and as of specific dates, were made solely for the benefit of the parties to the Merger Agreement (and the express third party beneficiaries described therein), may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, as well as by information contained in each party’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should be aware that the representations, warranties and covenants or any description thereof may not reflect the actual state of facts or condition of Charter, Liberty Broadband, Merger Sub, Merger LLC, or any of their respective subsidiaries, affiliates, businesses, or equityholders. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by Charter or Liberty Broadband. Accordingly, representations and warranties in the Merger Agreement should not be relied on as characterization of the actual state of facts about Charter or Liberty Broadband.

Voting Agreements

In connection with the transactions contemplated by the Merger Agreement, on November 12, 2024, Dr. Malone’s affiliated holders of shares of LBRDA, LBRDB and LBRD Preferred Stock (collectively, the “Malone Group”) entered into a voting agreement (the “Malone Voting Agreement”) with Charter and Liberty Broadband, pursuant to which, subject to certain conditions, the Malone Group has committed to vote its shares of LBRDA, LBRDB and LBRD Preferred Stock representing approximately 48.5% of the total voting power of the issued and outstanding shares of LBRD Common Stock and LBRD Preferred Stock, in the aggregate, in favor of the adoption of the Merger Agreement and the approval of the transactions contemplated thereby, including the Merger, at any meeting of the stockholders of Liberty Broadband called to vote upon the adoption of the Merger Agreement and against any action or proposal in favor of any Alternative Company Transaction (as defined in the Merger Agreement) and certain other matters, provided that, if the Liberty Broadband Board effects a change of recommendation in accordance with the Merger Agreement, the number of shares held by the Malone Group subject to the foregoing voting requirements shall be limited to the number of shares of LBRDA, LBRDB and LBRD Preferred Stock equal in the aggregate to the sum of (x) 33.37% of the total voting power of shares of LBRDA, LBRDB and LBRD Preferred Stock minus (y) the total voting power of the shares of LBRDA, LBRDB and LBRD Preferred Stock held by the Maffei Group (as defined below), with any shares in excess of such amount to be voted on such matters in the same proportion as voted by the Liberty Broadband stockholders other than the Malone Group and the Maffei Group. In addition, the Malone Group has agreed to (i) certain restrictions on transfers of its shares of LBRDA, LBRDB and LBRD Preferred Stock, (ii) subject to certain exceptions, certain restrictions on conversions of its shares of LBRDB into shares of LBRDA or LBRDK and (iii) waive any appraisal rights to which it may be entitled pursuant to applicable law in connection with the Merger. The Malone Voting Agreement will terminate upon, among other events, the termination of the Merger Agreement in accordance with its terms. Under the Malone Voting Agreement, Liberty Broadband and, from and after the closing of the Merger, Charter have agreed to indemnify the Malone Group for certain losses incurred in connection with or arising out of the Malone Voting Agreement, including, subject to certain conditions, reasonable fees and expenses of the Malone Group incurred in the defense of any such claim brought by a third party. In addition, under the Malone Voting Agreement, Liberty Broadband agreed to pay up to $200,000 (which cap does not include any HSR Act filing fees) of reasonable out-of-pocket costs and expenses incurred by the Malone Group in connection with the preparation, negotiation, execution and delivery of the Malone Voting Agreement, the Merger Agreement, and the transactions contemplated thereby.

In addition, on November 12, 2024, Gregory B. Maffei and certain related holders of shares of LBRDA, LBRDB and LBRD Preferred Stock (collectively, the “Maffei Group”) entered into a voting agreement (the “Maffei Voting Agreement” and together with the Malone Voting Agreement, the “Voting Agreements”) with Charter and Liberty Broadband, pursuant to which, subject to certain conditions, the Maffei Group has committed to vote its shares of LBRDA, LBRDB and LBRD Preferred Stock representing approximately 3.7% of the total voting power of the issued and outstanding shares of LBRD Common Stock and LBRD Preferred Stock, in the aggregate, in favor of the adoption of the Merger Agreement and the approval of the transactions contemplated thereby, including the Merger, at any meeting of the stockholders of Liberty Broadband called to vote upon the Merger and against any action or proposal in favor of any Alternative Company Transaction (as defined in the Merger Agreement) and certain other matters. In addition, the Maffei Group has agreed to (i) certain restrictions on transfers of its shares of LBRDA, LBRDB and LBRD Preferred Stock, (ii) subject to certain exceptions, certain restrictions on conversions of its shares of LBRDB into shares of LBRDA or LBRDK and (iii) waive any appraisal rights to which it may be entitled pursuant to applicable law in connection with the Merger. Under the Maffei Voting Agreement, Liberty Broadband and, from and after the Effective Time, Charter have agreed to indemnify the Maffei Group for certain losses incurred in connection with or arising out of the Maffei Voting Agreement, including, subject to certain conditions, reasonable fees and expenses of the Maffei Group incurred in the defense of any such claim brought by a third party. The Maffei Voting Agreement will terminate upon, among other events, the termination of the Merger Agreement in accordance with its terms. Under the Maffei Voting Agreement, Liberty Broadband agreed to pay up to $200,000 (which cap does not include any HSR Act filing fees) of reasonable out-of-pocket costs and expenses incurred by the Maffei Group in connection with the preparation, negotiation, execution and delivery of the Maffei Voting Agreement, the Merger Agreement, and the transactions contemplated thereby.

The foregoing description of the Voting Agreements does not purport to be complete and is subject to, and qualified in its entirety by, the Voting Agreements, copies of which are attached as Exhibits 10.1 and 10.2 hereto and incorporated herein by reference.

Stockholders and Letter Agreement Amendment

Simultaneously with the entry into the Merger Agreement, Charter, Liberty Broadband and Advance/Newhouse Partnership (“A/N”) entered into an amendment (the “Stockholders and Letter Agreement Amendment”) to (i) that certain Second Amended and Restated Stockholders Agreement, dated as of May 23, 2015, by and among Charter, Liberty Broadband and A/N (the “Existing Stockholders Agreement”) and (ii) that certain Letter Agreement, dated as of February 23, 2021, by and between Charter and Liberty Broadband (the “Existing Letter Agreement”).

The Stockholders and Letter Agreement Amendment sets forth, among other things, the terms of Liberty Broadband’s participation in Charter’s share repurchases during the period between the execution of the Merger Agreement and the Effective Time. Pursuant to the Stockholders and Letter Agreement Amendment, each month during the pendency of the proposed transaction, Charter will repurchase shares of Charter Common Stock from Liberty Broadband in an amount equal to the greater of (i) $100 million and (ii) an amount such that immediately after giving effect thereto, Liberty Broadband would have sufficient cash to satisfy certain obligations as set forth in the Stockholders and Letter Agreement Amendment and Merger Agreement, provided that if any repurchase would reduce Liberty Broadband’s equity interest in Charter below 25.25% after giving effect to such repurchase or if all or a portion of such repurchase is not permitted under applicable law, then Charter shall instead loan to Liberty Broadband an amount equal to the lesser of (x) the repurchase amount that cannot be repurchased and (y) the Liberty Broadband minimum liquidity threshold less the repurchase amount that is repurchased, with such loan on the terms set forth in the Stockholders and Letter Agreement Amendment. From and after the date Liberty Broadband’s exchangeable debentures are no longer outstanding, the amount of monthly repurchases will be the lesser of (i) $100 million and (ii) an amount equal to the sum of (x) an amount such that immediately after giving effect thereto, Liberty Broadband would satisfy certain minimum liquidity requirements as set forth in the Stockholders and Letter Agreement Amendment and (y) the aggregate outstanding principal amount of the Liberty Broadband margin loan.

Liberty Broadband will apply the proceeds from any such repurchases or borrowings from Charter to repay certain of its outstanding indebtedness in accordance with the Stockholders and Letter Agreement Amendment.

During the pendency of the proposed transaction, each of the designees that have been appointed by Liberty Broadband to Charter’s Compensation and Benefits Committee (the “CBC”) will not participate, in their capacity as a member of the CBC, in any discussions or decisions relating to the hiring, firing or compensation of the Chief Executive Officer or Chief Financial Officer of Charter.

The Stockholders and Letter Agreement Amendment terminates automatically upon the first monthly repurchase date following the termination of the Merger Agreement. Upon any such termination, the Cap (as defined in the Existing Stockholders Agreement) in respect of Liberty Broadband for all purposes under the Existing Stockholders Agreement and the Existing Letter Agreement will be permanently amended to mean (a) in respect of A/N, the greatest of (i) A/N’s Equity Interest (as defined in the Existing Stockholders Agreement) issued at Closing (as defined in the Existing Stockholders Agreement); (ii) 25%; and (iii) the Voting Cap (as defined in the Existing Stockholders Agreement) applicable to the A/N Parties (as defined in the Existing Stockholders Agreement) and (b) in respect of Liberty Broadband, the greater of (i) the Liberty Broadband Parties’ (as defined in the Existing Stockholders Agreement) Equity Interest in Charter calculated on a fully exchanged basis and fully diluted basis as of the date of the transaction termination (and without taking into account any pending repurchases from Liberty Broadband pursuant to the Existing Letter Agreement or the Stockholders and Letter Agreement Amendment) and (ii) the Voting Cap applicable to the Liberty Parties (as defined in the Existing Stockholders Agreement). Additionally, except as specifically provided in the Stockholders and Letter Agreement Amendment, from and after the termination of the transaction, the Existing Stockholders Agreement and the Existing Letter Agreement will be reinstated and apply to the parties thereto according to their respective terms for all periods following such transaction termination.

The foregoing description of the Stockholders and Letter Agreement Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the Stockholders and Letter Agreement Amendment, a copy of which is attached as Exhibit 10.3 hereto and incorporated herein by reference.

Other Agreements

Simultaneously with the entry into the Merger Agreement, certain additional related agreements were entered into by Charter and Liberty Broadband, including:

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An Assumption and Joinder Agreement to Tax Sharing Agreement, by and among Charter, Liberty Broadband, Grizzly Merger Sub 1, LLC (successor to GCI Liberty, Inc.) (“Grizzly Merger Sub”) and Qurate Retail, Inc. (“Qurate Retail”) (the “Tax Sharing Joinder Agreement”), pursuant to which Charter agrees to assume, effective at the Effective Time, Liberty Broadband’s rights and obligations under the Tax Sharing Agreement, dated as of March 9, 2018, by and between Qurate Retail and Grizzly Merger Sub (the “Tax Sharing Agreement”); and

•
An Assumption and Joinder Agreement to Indemnification Agreement, by and among Charter, Liberty Broadband, Grizzly Merger Sub, LV Bridge, LLC, Qurate Retail and Liberty Interactive LLC (the “Indemnification Joinder Agreement”), pursuant to which Charter agrees to assume, effective at the Effective Time, Liberty Broadband’s rights and obligations under the Indemnification Agreement, dated as of March 9, 2018, by and among Grizzly Merger Sub, Qurate Retail, Liberty Interactive LLC and LV Bridge, LLC (the “Indemnification Agreement”).

The foregoing descriptions of the Tax Sharing Joinder Agreement, the Tax Sharing Agreement, the Indemnification Joinder Agreement and the Indemnification Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the applicable agreements, copies of which are attached as Exhibits 10.4, 10.5, 10.6 and 10.7 hereto and incorporated herein by reference.

ITEM 7.01. REGULATION FD DISCLOSURE.

On November 13, 2024, Charter and Liberty Broadband issued a joint press release announcing that they have entered into the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information provided under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and is not deemed to be “filed” with the Securities and Exchange Commission (the “SEC”) for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section and is not incorporated by reference into any filing of Charter or CCO Holdings, LLC under the Securities Act or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference to this Current Report on Form 8-K in such a filing.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit	Description

2.1†	Agreement and Plan of Merger, dated as of November 12, 2024, by and among Charter Communications, Inc., Liberty Broadband Corporation, Fusion Merger Sub 1, LLC and Fusion Merger Sub 2, Inc.
10.1
Voting Agreement, dated as of November 12, 2024, by and among Charter Communications, Inc., Liberty Broadband Corporation, The John C. Malone 1995 Revocable Trust, The Leslie A. Malone 1995 Revocable Trust, The Malone Family Land Preservation Foundation and the John C. Malone June 2003 Charitable Unitrust.

10.2
Voting Agreement, dated as of November 12, 2024, by and among Charter Communications, Inc., Liberty Broadband Corporation, Gregory B. Maffei, Maven GRAT 1, LLC, Maven 2017-1 GRAT, LLC and the Maffei Foundation.

10.3
Amendment No. 1 to the Second Amended and Restated Stockholders Agreement and the Letter Agreement, dated as of November 12, 2024, by and among Charter Communications, Inc., Advance/Newhouse Partnership and Liberty Broadband Corporation.

10.4
Assumption and Joinder Agreement to Tax Sharing Agreement, made and entered into as of November 12, 2024, by and among Charter Communications, Inc., Liberty Broadband Corporation, Grizzly Merger Sub 1, LLC and Qurate Retail, Inc.

10.5
Tax Sharing Agreement, dated as of March 9, 2018, by and between GCI Liberty, Inc. and Liberty Interactive Corporation (incorporated by reference to Exhibit 10.1 to GCI Liberty, Inc.’s Current Report on Form 8-K filed on March 14, 2018 (File No. 001-38385)).

10.6
Assumption and Joinder Agreement to Indemnification Agreement, made and entered into as of November 12, 2024, by and among Charter Communications, Inc., Liberty Broadband Corporation, Grizzly Merger Sub 1, LLC, Qurate Retail, Inc., Liberty Interactive LLC and LV Bridge, LLC.

10.7
Indemnification Agreement, dated as of March 9, 2018, by and among GCI Liberty, Inc., Liberty Interactive Corporation, Liberty Interactive LLC and LV Bridge, LLC (incorporated by reference to Exhibit 10.2 to GCI Liberty, Inc.’s Current Report on Form 8-K filed on March 14, 2018 (File No. 001-38385)).

99.1	Joint press release, dated November 13, 2024.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

† Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Charter hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC.

Cautionary Note Regarding Forward Looking Statements

This communication includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, regarding, among other things, the proposed transaction between Charter and Liberty Broadband. Although we believe that our plans, intentions and expectations as reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions including, without limitation: (i) the effect of the announcement of the proposed transaction on the ability of Charter and Liberty Broadband to operate their respective businesses and retain and hire key personnel and to maintain favorable business relationships; (ii) the timing of the proposed transaction; (iii) the ability to satisfy closing conditions to the completion of the proposed transaction (including stockholder and regulatory approvals); (iv) the possibility that the transactions may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (v) the ability of Liberty Broadband to consummate the spin-off of its GCI business; (vi) litigation relating to the proposed transaction; (vii) other risks related to the completion of the proposed transaction and actions related thereto; and (viii) the factors described under “Risk Factors” from time to time in Charter’s and Liberty Broadband’s filings with the SEC.  Many of the forward-looking statements contained in this communication may be identified by the use of forward-looking words such as “believe,” “expect,” “anticipate,” “should,” “planned,” “will,” “may,” “intend,” “estimated,” “aim,” “on track,” “target,” “opportunity,” “tentative,” “positioning,” “designed,” “create,” “predict,” “project,” “initiatives,” “seek,” “would,” “could,” “continue,” “ongoing,” “upside,” “increases,” “grow,” “focused on” and “potential,” among others.

All forward-looking statements speak only as of the date they are made and are based on information available at that time. Neither Charter nor Liberty Broadband assumes any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

Additional Information

Charter intends to file a registration statement on Form S-4 with the SEC to register the shares of Charter Common Stock and Charter Preferred Stock that will be issued to Liberty Broadband stockholders in connection with the proposed transaction. The registration statement will include a joint proxy statement of Charter and Liberty Broadband that will also constitute a prospectus of Charter. Investors and security holders of Charter and Liberty Broadband are urged to read the registration statement, joint proxy statement, prospectus and/or other documents filed with the SEC carefully in their entirety if and when they become available as they will contain important information about the proposed transaction. The definitive joint proxy statement/prospectus (if and when available) will be mailed to stockholders of Charter and Liberty Broadband, as applicable.  Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Charter or Liberty Broadband through the website maintained by the SEC at http://www.sec.gov or by contacting the investor relations department of Charter or Liberty Broadband at:

Charter Communications, Inc.	Liberty Broadband Corporation
400 Washington Blvd. Stamford, CT 06902 Attention: Investor Relations Telephone: (203) 905-7801	12300 Liberty Boulevard, Englewood, Colorado 80112 Attention: Investor Relations Telephone: (720) 875-5700

Participants in Solicitation

This communication is neither a solicitation of a proxy nor a substitute for any proxy statement or other filings that may be made with the SEC. Nonetheless, Charter, Liberty Broadband and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the interests of such potential participants will be included in one or more registration statements, proxy statements or other documents filed with the SEC if and when they become available. These documents (if and when available) may be obtained free of charge from the SEC’s website http://www.sec.gov.

Charter anticipates that the following individuals will be participants (the “Charter Participants”) in the solicitation of proxies from holders of Charter Common Stock in connection with the proposed transaction: Eric L. Zinterhofer, Non-Executive Chairman of the Charter Board, W. Lance Conn, Kim C. Goodman, Gregory B. Maffei, John D. Markley, Jr., David C. Merritt, James E. Meyer, Steven A. Miron, Balan Nair, Michael A. Newhouse, Mauricio Ramos and Carolyn J. Slaski, all of whom are members of the Charter Board, Christopher L. Winfrey, President, Chief Executive Officer and Director, Jessica M. Fischer, Chief Financial Officer, and Kevin D. Howard, Executive Vice President, Chief Accounting Officer and Controller.  Information about the Charter Participants, including a description of their direct or indirect interests, by security holdings or otherwise, and Charter’s transactions with related persons is set forth in the sections entitled “Proposal No. 1: Election of Directors”, “Compensation Committee Interlocks and Insider Participation”, “Compensation Discussion and Analysis”, “Certain Beneficial Owners of Charter Class A Common Stock”, “Certain Relationships and Related Transactions”, “Proposal No. 2: Increase the Number of Shares in 2019 Stock Incentive Plan”, “Pay Versus Performance” and “CEO Pay Ratio” contained in Charter’s definitive proxy statement for its 2024 annual meeting of shareholders, which was filed with the SEC on March 14, 2024 (which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/1091667/000119312524067965/d534477ddef14a.htm) and other documents subsequently filed by Charter with the SEC. To the extent holdings of Charter stock by the directors and executive officers of Charter have changed from the amounts of Charter stock held by such persons as reflected therein, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Liberty Broadband anticipates that the following individuals will be participants (the “Liberty Broadband Participants”) in the solicitation of proxies from holders of shares of LBRDA, LBRDB and LBRD Preferred Stock in connection with the proposed transaction: John C. Malone, Chairman of the Liberty Broadband Board, Gregg L. Engles, Julie D. Frist, Richard R. Green, Sue Ann R. Hamilton, J. David Wargo and John E. Welsh III, all of whom are members of the Liberty Broadband Board, Gregory B. Maffei, Liberty Broadband’s President, Chief Executive Officer and Director, and Brian J. Wendling, Liberty Broadband’s Chief Accounting Officer and Principal Financial Officer. Information regarding the Liberty Broadband Participants, including a description of their direct or indirect interests, by security holdings or otherwise, and Liberty Broadband’s transactions with related persons is set forth in the sections entitled “Proposal 1 – The Election of Directors Proposal”, “Director Compensation”, “Proposal 3 – The Incentive Plan Proposal”, “Proposal 4 – The Say-On-Pay Proposal”, “Executive Officers”, “Executive Compensation”, “Security Ownership of Certain Beneficial Owners and Management—Security Ownership of Management” and “Certain Relationships and Related Party Transactions” contained in Liberty Broadband’s definitive proxy statement for its 2024 annual meeting of stockholders, which was filed with the SEC on April 25, 2024 (which is available at: https://www.sec.gov/ix?doc=/Archives/edgar/data/1611983/000110465924051479/tm242809d6_def14a.htm) and other documents subsequently filed by Liberty Broadband with the SEC.  To the extent holdings of Liberty Broadband stock by the directors and executive officers of Liberty Broadband have changed from the amounts of Liberty Broadband stock held by such persons as reflected therein, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 or amendments to beneficial ownership reports on Schedules 13D filed with the SEC. Free copies of these documents may be obtained as described above.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, each of Charter Communications, Inc. and CCO Holdings, LLC has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARTER COMMUNICATIONS, INC.
Registrant

	By:	/s/ Jessica M. Fischer
Jessica M. Fischer
Date: November 13, 2024		Chief Financial Officer

CCO Holdings, LLC
Registrant

	By:	/s/ Jessica M. Fischer
Jessica M. Fischer
Date: November 13, 2024		Chief Financial Officer